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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

     We consent to the inclusion in this Registration Statement on Form S-8, relating to the 1995 Johnson & Johnson Stock Option Plan, of our report dated January 23, 1995 on our audits of the consolidated financial statements and financial statement schedule of Johnson & Johnson and subsidiaries as of January 1, 1995 and January 2, 1994, and for each of the three fiscal years in the period ended January 1, 1995, which reports are incorporated by reference in the Annual Report on Form 10-K.

                                          /s/ Coopers & Lybrand L.L.P



                                          COOPERS & LYBRAND L.L.P.

New York, New York
May 1, 1995